CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment Number 48 to the Registration Statement on Form S-1 (No. 2-76193) of Ameriprise Certificate Company of our report dated February 26, 2020 relating to the financial statements and financial statement schedules, which appears in Ameriprise Certificate Company's Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Minneapolis, Minnesota

April 17, 2020